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                                                                    EXHIBIT 10.2

                         SINGLE TENANT INDUSTRIAL LEASE


THIS LEASE AGREEMENT made this 18th day of July, 1997, by and BETWEEN NORTHWEST REAL ESTATE-CARVER, L.L.C., a Washington limited liability company (the "Lessor") and GARGOYLES, INC., a Washington Corporation (the "Lessee").

1. PREMISES. Lessor does hereby lease to Lessee those certain premises, to wit: The building containing approximately 73,936 square feet of space, which will be increased in size to no less than 95,000 square feet, located at 20121 48th Avenue West in Lynnwood Washington, as outlined on Exhibit A attached hereto (hereinafter called "Premises"). See Legal Description attached as Exhibit B.

2. TERM. This Lease shall be for a term of ten years commencing January 1, 1998 (the "Commencement Date") and terminating December 31, 2007. Notwithstanding the foregoing, Lessee agrees to diligently pursue the application and receipt of all permits and approvals of whatever kind from all authorities as may be required to construct Lessee's Work (as such term is defined in Exhibit C Hereto) in the configuration as shown on Exhibit A hereto. If, after such diligent pursuit Lessee is unable to obtain such permits and approvals this Lease shall automatically terminate and be of no further force or effect.

3. RENT. Lessee covenants and agrees to pay Lessor at 1001 Fourth Avenue, Suite 4700, Seattle, WA 98154, or to such other party or at such other place as Lessor may hereafter designate, monthly rent in advance without offset or deduction, on or before the first (1st) day of each month of the Lease term in the amounts as follows: $58,333.33.

        The base monthly rent will be adjusted during the term as follows:

        On every third anniversary (1/1/01, 1/1/04, 1/1/07) during the Term of this Lease (each such date is herein called a "Rental Adjustment Date"), the base monthly rental shall be adjusted to equal the product obtained by multiplying the base monthly rent immediately preceding the Rental Adjustment Date by a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers - All Items (Reference Base 1982-84=100) published for Seattle-Tacoma, Washington by the United States Department of Labor, Bureau of Labor Statistics ("CPI") for the latest period for which a CPI has been published prior to the applicable Rental Adjustment Date, and the denominator of which is the CPI for the last published index three years preceding the numerator CPI index. In no event will the application of the rental adjustment formula result in a rent reduction. In the event the CPI is discontinued for Seattle-Tacoma, Washington, such index for the entire United States (currently the All Cities Average) shall be used for the purposes of the preceding calculation, and in the event no such index is then published, its successor index shall be used for such purposes. If there is no such successor index, Landlord shall select for the purposes of such calculation such other available index or other data as shall reasonably reflect the cost-of-living changes in Seattle, Washington during the appropriate period.


4. SECURITY DEPOSIT. Lessee has deposited with Lessor on the date hereof $58,333.33. Said sum shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the entire Term hereof. If Lessee defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Minimum Rent, Adjustments or other charges or sums due under this Lease, Lessor may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any Minimum Rent, Adjustments or other charges or sums due under this Lease or any sum in default, or for the payment of any amount which




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        Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any other loss, damage, cost or expense (including attorneys' fees) which Lessor may suffer or incur by reason of Lessee's default. If any portion of said security deposit is so used or applied, Lessee shall, within five (5) days after written demand therefor, deposit a certified or cashier's check with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a default under this Lease. Lessor shall not be required to keep the security deposit separate from its general funds and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof after deduction hereunder by Lessor shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) within thirty (30) days following expiration of the Lease Term; provided, that in the event this Lease shall be terminated upon the default of the Lessee, the security deposit shall be applied against the damages suffered by Lessor by reason of the Lessee's default and the balance shall be returned to Lessee. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer said deposit to Lessor's successor in interest. On each Rental Adjustment Date, Lessee will deposit with Lessor an amount equal to the incremental monthly increase in rent so that the amount of the Security Deposit will be equal to one month of base rent.


5. USE. Lessee shall use the Premises for the purposes of light manufacturing, assembly, storage, distribution, and related office uses and for no other purposes, without prior written consent of Lessor, and shall comply with all governmental laws, ordinances, regulations, orders and directives and insurance requirements applicable to Lessee's use of the Premises.

6. RULES AND REGULATIONS. Lessee agrees to comply with any Rules and Regulations attached hereto, as well as such other reasonable rules and regulations as may from time to time be adopted by Lessor for the management, good order and safety of the building. Lessee shall be responsible for the compliance with such rules and regulations by its employees, agents and invitees. Lessor's failure to enforce any of such rules and regulations against Lessee shall not be deemed to be a waiver of same.

7. MAINTENANCE. Lessee agrees by taking possession that the Premises are in tenantable and good condition. Lessee has leased the Premises in as-is condition (except that Lessor will remove the existing VAT which contains asbestos) and prior to occupancy plans significant renovation/expansion. Lessee shall at its expense and at all times keep, maintain, repair and replace the Premises, including but not limited to storefronts, exterior doors and windows, roof, exterior walls, foundations, landscaping and mechanical, electrical, sprinkler and other utility systems, together with connections to utility distribution systems, in good condition, repair and order and in accordance with applicable laws, ordinances, rules, regulations and requirements of government authorities and insurance rating bureaus. Lessee agrees to maintain a preventative maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning systems with a licensed mechanical contractor and containing terms and specifications acceptable to Lessor. Lessee shall further keep the Premises and adjoining areas in a neat, clean, safe and sanitary condition; protect water, drain, gas and other pipes to prevent freezing or clogging and repair all leaks and damage caused thereby; replace all glass and panels in windows and doors of the Premises which become cracked, broken or damaged; and remove ice and snow from entries and areas immediately adjacent to the Premises.

8. UTILITIES, REAL ESTATE TAXES AND FEES. Lessee agrees to pay promptly when due all charges for real estate taxes and assessments, light, heat, water, sewer, garbage, fire protection and other utilities and services to the Premises, and all license fees and other governmental charges levied on Lessee's property and the operation of Lessee's business on the Premises. Lessor shall not be liable for any injury or damages suffered as a result of the interruption of utilities or services by fire, or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or other causes beyond Lessor's control. Lessee shall provide Lessor with


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        evidence of payment of those costs and expenses referred to in this paragraph prior to any such expense becoming delinquent.

9. OPERATING EXPENSES. Lessee shall pay as additional rent all expenses incurred by Lessor for operation and management of the Project during the term hereof, including but not limited to:


        a) The costs of insurance provided for under Paragraph 16 C below which amount will be paid to Lessor as provided below in this paragraph 9.

c) A Management fee equal to one and one half percent (1 1/2%) of Lessee's monthly base rent which amount will be payable monthly


               Upon receipt of its invoice from its insurance carrier or within thirty (30) days of the policy renewal date, Lessor will deliver an invoice to Lessee for the insurance premium required to be maintained by Lessor hereunder. Such amount shall be paid to Lessor by Lessee prior to the later of fifteen (15) days after the date of Lessor's statement or ten (10) days prior to the policy renewal date. Lessor's records showing expenditures made for expenses incurred directly for the Premises shall be available for Lessee's inspection at any reasonable time

10.     LESSOR'S RESERVATIONS. Lessor reserves the right without liability to
        Lessee: (a) to inspect the Premises, to show them to prospective Lessees, and if they are vacated, to prepare them for re-occupancy; (b) to retain at all times and to use in appropriate instances keys to doors within and into the Premises; (c) to make any repairs, alterations, additions or improvements, whether structural or otherwise, in or about the building which are the responsibility of Lessor under this Lease, if any, and for such purposes to enter upon the Premises and during the continuance of any work, to interrupt or temporarily suspend building services and facilities, all without affecting any of Lessee's obligations hereunder, so long as the Premises are reasonably accessible; and (d) generally to perform any act relating to the safety, protection and preservation of the Premises or building.

11. POSSESSION. If Lessor does not deliver possession of the Premises at the Commencement Date of the term of this Lease, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within ninety (90) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by failure to deliver possession of the Premises and Lessee shall not be liable for any rent until such time as Lessor delivers possession. A delay of possession shall not extend the termination date. If Lessor offers possession of the Premises or any portion thereof prior to the Commencement Date of the term of this Lease, and if Lessee accepts such early possession, then both parties shall be bound by all of the covenants and terms contained herein during such period of early possession including the payment of rent which shall be pro-rated accordingly and for the number of days of such early possession.

12. ASSIGNMENT AND SUBLETTING. Lessee shall not either voluntarily or by operation of law assign, transfer, convey or encumber this Lease or any interest under it, or sublet to occupy or use the Premises without Lessor's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Lessor reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Lessee within twenty (20) days after receipt of Lessee's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Lessee's request hereunder. In the event that Lessor shall not elect to recapture and shall thereafter give its consent, Lessee shall pay Lessor a reasonable fee, not to exceed One Thousand


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        And No/100 Dollars ($1,000.00) to reimburse Lessor for processing costs incurred in connection with such consent. Lessor's consent shall not release or discharge Lessee from future liability under this Lease and shall not waive Lessor's right to consent to any future assignment or sublease. Any assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option, constitute a default under this Lease. A transfer by the present majority shareholders of ownership or control of a majority of the voting stock of a corporate Lessee shall be deemed an assignment.

13. ALTERATIONS. After obtaining the prior written consent of Lessor which consent shall not be unreasonably withheld, conditioned or delayed, Lessee may make non structural alterations, additions and improvements in said Premises at its sole cost and expense. Lessee agrees to save Lessor harmless from any damage, loss, or expense arising therefrom and to comply with all laws, ordinances, rules and regulations. Upon termination of this Lease, all alterations, additions and improvements made in, to or on the Premises (including without limitation all electrical, lighting, plumbing, heating, air conditioning, and communications equipment and systems, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures unless excluded by written agreement annexed hereto), shall remain upon and be surrendered as a part of the Premises [For additional terms related to the initial improvements to the Premises see the Work Letter attached as Exhibit C.]

14. LIENS. Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, equipment supplied, or obligations incurred by or on behalf of Lessee. No work performed, material furnished, equipment supplied or obligations incurred by or on behalf of Lessee shall be deemed to be for the immediate use and benefit of Lessor so that no mechanic's lien or other lien shall be allowed against Lessor's estate in the premises. Lessee shall provide, at Lessee's own cost, a waiver of lien signed by any party (including the Lessee) who commences to perform work, furnish materials, or supply equipment to the Premises. Lessor does not authorize or consent to the performance of any work, furnishing of material or supply of equipment incurred by or on behalf of Lessee prior to Lessee providing Lessor with the signed waiver of lien referred to above. Lessor may require, at Lessee's sole cost and expense, a lien release and completion bond in an amount equal to either the actual contract price or one and one-half times the estimated cost of any improvements, additions or alterations in the Premises which Lessee desires to make, to insure Lessor against any liability for lien and to insure completion of the work.

15. SIGNS. Prior to termination of this Lease, Lessee will remove all signs placed by it upon the Premises, and will repair any damages caused by such removal.

16.     INSURANCE.

        A. Lessee shall pay for and maintain, during the entire Lease Term, the following policies of insurance:

               (i) Commercial general liability insurance, including products, completed operations coverage and auto liability insurance covering Lessee's operations and the Premises including but not limited to coverage for personal injuries with limits of not less than $2,000,000 combined single limit for death, personal injury, and property damage, per occurrence, including Lessor as an additional insured. Such policies shall be endorsed to provide contractual liability insurance covering all liability assumed by Lessee under the provisions of this Lease subject to the terms, conditions and endorsements of the policy for such insurance and a certificate of insurance and a copy of the Additional Insured Endorsement will be delivered to Lessor prior to commencement of the Term.

               (ii) Special cause of loss or "all risk" perils property insurance upon Lessee's property, including but not limited to Fire and Extended Coverage, Vandalism and Malicious Mischief, in




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        the amount of one hundred percent (100%) full replacement cost, including Lessor as an additional insured, as its interests may appear, with a loss payable clause in favor of Lessor to the extent of Lessor's interest in property damaged, except to the extent proceeds are required to be paid to holders of mortgages or trust deeds.

B. Each policy provided by Lessee shall expressly provide that it shall not be subject to cancellation or material change without at least thirty
        (30) days prior written notice to the Lessor. Lessee shall furnish Lessor, prior to commencement of the Term, with insurance certificates and, upon request, copies of such policies required to be maintained hereunder.

C. Lessor shall pay for and maintain special extended coverage and earthquake property insurance covering the building during the entire Lease term. Such insurance shall be in the amount of one hundred percent (100%) full replacement value of the Building and improvements.


17.     INDEMNITY AGAINST LIABILITY FOR LOSS OR DAMAGE BY LESSEE.

        A. Lessee assumes all liability for and shall indemnify, hold harmless and defend Lessor from and against all loss, damage or expense which the Lessor may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation employees of Lessor, employees of Lessee or its affiliated companies or on account of damage to or destruction of property, including without limitation property owned by and property in the care, custody or control of Lessor during the Term, due to or arising in any manner from:

        (i) The acts or negligence of Lessee or any contractor, subcontractor, or agent of Lessee or their respective employees;

        (ii) The condition, use or operation of the Premises and/or materials or substances used by Lessee or any of its contractors, subcontractors or agents of Lessee or by their respective employees, regardless of whether or not furnished by Lessor under this Lease or otherwise;

        (iii) Any damage or injury to persons or property arising out of Lessee's breach or this Lease, including, but not limited to, obligations of Lessee under Section 7, Maintenance.

        B. Lessor shall have no liability to Lessee as a result of loss or damage to Lessee's property or for death or bodily injury caused by the acts or omissions by third parties (including criminal acts).

        C. It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Section shall survive any termination of this Lease.

18. DAMAGE OR DESTRUCTION. If any substantial part of the Premises, or a substantial part of the building in which the Premises are located, shall be damaged or destroyed by fire or other insured casualty, and repair of the damage can not be completed within one hundred twenty
        (120) days, Lessor shall have the option either (a) to repair or rebuild within a reasonable time utilizing the insurance proceeds to effect such repair, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice. If damage or destruction of the Premises is not substantial and no substantial part of the Building is involved, Lessee shall have the right, within five (5) days following Lessor's election to cancel this Lease to override such Cancellation by agreeing to (i) pay full rent due hereunder while repairs are being performed, and (ii) agreeing to pay all uninsured repairs. If Lessor fails to give Lessee written notice of its election within thirty (30) days from the date of damage, or if the restoration of the Premises cannot be completed within one hundred twenty (120) days from date of notice, Lessee may cancel this Lease at its option on thirty (30) days notice. During the period of untenantability, rent shall abate in the same ratio as




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        the portion of the Premises rendered untenantable, bears to the whole of the Premises; provided that if the damage is due to the fault or neglect of Lessee, there shall be no abatement of rent.

        If the Premises or the building in which the Premises are located shall be damaged or destroyed by fire or other insured casualty, and repair of the damage can be completed within one hundred twenty (120) days, Lessor shall repair or rebuild within a reasonable time utilizing the insurance proceeds to effect such repair.

        If any part of the Premises or the building in which the Premises are located shall be damaged or destroyed by an uninsured casualty Lessor shall have the option either (a) to repair or rebuild within a reasonable time, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice. In the event of cancellation by Lessor as a result of an uninsured casualty, Lessee shall have the right, within five (5) days following Lessor's notice of cancellation, to override such cancellation by agreeing to repair the damage at Lessee's sole cost and expense. In such event, the Lessee shall repair or rebuild within a reasonable time following the damage or destruction. During the period of repairs, if such repairs are performed by Lessor, rent shall abate as provided in this Section 18 above.

19. EMINENT DOMAIN. If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or purchased by the condemnor in lieu thereof, then the term of this Lease shall cease as of the date possession is taken by such public authority. If only part of the Premises shall be so taken, the Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of said Premises, and the monthly rent shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made tenantable for the purposes for which Lessee has been using the Premises or if more than twenty-five percent (25%) of the rentable square footage of the Premises shall be so taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority, may terminate this Lease effective as of such surrender of possession. In the event of any taking, whether whole or partial, Lessor shall be entitled to all awards, settlements, or compensation which may be given for the land and buildings. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease, but may initiate a separate condemnation action for the sole purpose of seeking damages for moving expenses and other similar losses of Lessee.

20. INSOLVENCY. If Lessee shall be declared insolvent or bankrupt, or if Lessee's leasehold interest herein shall be levied upon or seized under writ of any court of law, or if a trustee, receiver or assignee be appointed for the property of Lessee, whether under operation of State or Federal statutes, then Lessor may, at its option, immediately, without notice (notice being expressly waived), terminate this Lease and take possession of said Premises, without, however, terminating Lessee's obligations under this Lease.

21. DEFAULT AND RE-ENTRY. If Lessee fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof, and if Lessee has not remedied such breach within ten (10) days after written notice thereof from Lessor if the breach is non-payment of rent or other charges, or commence to cure the breach of any other covenant within thirty (30) days after written notice thereof from Lessor, with Lessee continuing to pursue such remedy with good faith and diligently to a cure, then Lessor may, at its option, without further notice or demand:

               (a) Cure such breach for the account and at the expense of Lessee and such expense shall be deemed additional rent due on the first of the following month; or

               (b) Re-enter the Premises, remove all persons therefrom, take possession of the Premises and remove all personal property therein at Lessee's risk and expense and (1) terminate this Lease,




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        or (2) without terminating the Lease or in any way affecting the rights and remedies of Lessor or the obligations of Lessee, re-let the whole or any part of the Premises as agent for Lessee, upon such terms and conditions as Lessor may deem advisable. In either event, any moneys received from Lessee and any deposit or other amounts held by Lessor may first be applied by Lessor to any damages suffered by Lessor as a result of such default, including without limitation, costs and expenses incurred on re-entry and re-letting, any unamortized tenant improvements and commissions, cleaning, necessary repairs, restoration and alteration, and any commissions incurred on re-letting, and the balance of such amounts may be applied toward payment of other sums due to Lessor hereunder. In the event the Premises are re-let for Lessee's account, Lessee shall pay to Lessor monthly any deficiency; however, Lessor shall not be required to pay any excess to Lessee. Upon termination of this Lease or of Lessee's right to possession, Lessor has the right to recover from Lessee: (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination; and (3) Any other amount, including court, attorney and collection costs, necessary to compensate Lessor. "The Worth," as used in Section (1) is to be allowing interest at 18% per year. "The worth" as used for Section (2) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination. The above remedies of Lessor are cumulative and in addition to any other remedies now or hereafter allowed by law or elsewhere provided for in this Lease.

22. REMOVAL OF PROPERTY. Any property of Lessee removed by Lessor in accordance with Section 21 above may be stored by Lessor or may be deposited on any area adjacent to the building at the sole risk and expense of Lessee and without any further responsibility of Lessor, and Lessor may at its sole discretion without or after removing said property, without obligation to do so and without notice to Lessee, sell or dispose of the same at public or private sale for the account of Lessee, in which event the proceeds therefrom may be applied by Lessor upon any indebtedness due from Lessee to Lessor. Lessee waives all claims for damages that may be caused by Lessor re-entering the Premises and removing or disposing of said property as herein provided.

23. COSTS AND ATTORNEYS' FEES. In the event either party shall commence legal action to enforce any provision of this Lease, the court shall award to the prevailing party all reasonable attorneys' fees and all costs incurred in connection therewith, including fees and costs on appeal. Any action relating to this Lease shall be brought in the County in which the Premises are located or, at Lessor's election, in King County, Washington.

24. SUBROGATION WAIVER. Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils described in the "all risk" insurance endorsement approved for use in the state in which the Premises are situated which occurs in, on or about the Premises, whether due to the negligence of either party, their agents, employees or otherwise.

25. HOLDING OVER. If Lessee, with the express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be determined by multiplying the monthly rent in effect immediately preceding such expiration times 150%. If Lessee holds possession of the Demised Premises after the expiration of the Lease without the express written consent of Lessor, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be determined by multiplying the monthly rent in effect immediately preceding such expiration times 200%. Any such tenancy may be terminated as provided by Washington State law.



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26.     SUBORDINATION AND ATTORNMENT; MORTGAGE PROTECTION

        A. SUBORDINATION-NOTICE TO MORTGAGEE. At the request of Lessor, Lessee shall promptly execute, acknowledge and deliver, all instruments which may be required to subordinate this Lease to any existing or future mortgages, deeds of trust and/or other security documents on or encumbering the Premises or on the leasehold interest held by Lessor, and to any extensions, renewals, or replacements thereof, provided that the mortgagee or beneficiary, as the case may be, shall agree to recognize this Lease in the event of foreclosure if Lessee is not in default at such time.

        B. LESSEE'S CERTIFICATE. Lessee shall at any time and from time to time upon not less than three (3) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any; and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor or Lessee hereunder, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the Lease Term hereof. Any such statement may be relied upon by any prospective purchaser on encumbrancer of all or any portion of the Premises of which the Premises are a part.

        C. MORTGAGEE PROTECTION CLAUSE. Lessee agrees to notify any mortgagee and/or trust deed holders, by registered mail, with a copy of any notice of default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default, then the mortgagees and/or trust deed holders have thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional times as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

27. SURRENDER OF POSSESSION. Lessee shall, prior to the termination of this Lease or of Lessee's right to possession, remove from the Premises all personal property which Lessee is entitled to remove and those alterations, additions, improvements or signs which may be required by Lessor to be removed, pursuant to Sections 13 and 15 above, and shall repair or pay for all damage to the Premises caused by such removal. All such property remaining and every interest of Lessee in the same shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale, without compensation, allowance, or credit to Lessee. Lessee shall upon termination of this Lease or of Lessee's right of possession, deliver all keys to Lessor and peacefully quit and surrender the Premises without notice, neat and clean, and in as good condition as when Lessee initially completed Lessee's work pursuant to the Work Letter, except for reasonable wear and tear as determined by Lessor.

28. LATE PAYMENT AND INTEREST. If any amount due from Lessee is not received in the office of Lessor on or before the third (3rd) day following the date upon which such amount is due and payable, a late charge of five percent (5%) of said amount shall become immediately due and payable, which late charge Lessor and Lessee agree represents a fair and reasonable estimate of the processing and accounting costs that Lessor will incur by reason of such late payment. All past due amounts owing to Lessor under this Lease, including rent, shall be assessed interest at an annual percentage rate of eighteen percent (18%) from the date due or date of invoice, whichever is earlier, until paid. Notwithstanding the foregoing Lessor agrees to waive any fee payable under this Paragraph 28 once per calendar year if the Lessee makes any such late payment within ten

        (10) days following written notice by Lessor to Lessee. If, however, during the same calendar year as a previously waived late payment was made by Lessee, Lessee is again more than three (3) days delinquent in the payment of any amount due under this Lease both the then current and the previously waived fees due under this paragraph will be immediately due and payable by Lessee to Lessor.

29. NOTICE. Any notice required to be given by either party to the other pursuant to the provisions of this Lease or any law, present or future, shall be in writing, and shall be deemed to have been duly given or sent if either delivered personally or deposited in the United States Mail, postage prepaid, registered or certified, return receipt requested, addressed to the Lessor at the address specified for the payment of rent under paragraph 3 of this Lease or to Lessee at the Premises or to such other address as either party may designate to the other in writing from time to time.

30. NO WAIVER OR COVENANTS. Time is of the essence of this Lease. Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar or other breach.

31. ENTIRE AGREEMENT. It is expressly understood and agreed by Lessor and Lessee that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, express or implied, between them, other than as herein set forth and that this Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

32. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

33. LESSOR'S ASSIGNMENT. It is fully understood that Lessor shall have the full right to assign this Lease, without any notice to Lessee, thereby relieving Lessor from all and any liabilities; provided however, that the assignee assumes all Lessor's responsibilities as set forth in this Lease.

34.     ENVIRONMENTAL.  See Rider One attached.


LESSOR:                                 LESSEE:
NORTHWEST REAL ESTATE-CARVER, L.L.C.    GARGOYLES, INC.


/S/ LARRY R. BENAROYA                   By: /S/ DOUGLAS B. HAUFF
By:  Larry R. Benaroya
Its:  Manager                           Its: PRESIDENT
Date: 7/21/97                           Date: 7/18/97

STATE OF WASHINGTON ]
                    ] ss.
COUNTY OF KING      ]

      I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Northwest Real Estate-Carver, L.L.C., a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                          -------------------------------------
                                          Notary Public in and for the
                                          State of_____________________________
                                          residing at__________________________
                                          Commission expires___________________
                                          Print Name___________________________






STATE OF WASHINGTON ]
                    ] ss.
COUNTY OF KING      ]

      I certify that I know or have satisfactory evidence that _____________ is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the _________________, of _________________________, a _________________________ who
executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                          -------------------------------------
                                          Notary Public in and for the
                                          State of_____________________________
                                          residing at__________________________
                                          Commission expires___________________
                                          Print Name___________________________

                                    RIDER ONE
                  EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

        a. EMISSIONS. Lessee shall not (i) discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which does or may pollute or contaminate the same, or does or may adversely affect the health or safety of persons, or the use or enjoyment of the Premises; nor (ii) transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation in, on or about the Premises unless it is required by Lessee's business and so long as it complies with applicable laws.

        b. STORAGE. If, with or without violation of this Lease, Lessee possesses at the Premises any matter described in Section A above or any Hazardous Substances (as defined below), Lessee shall store the same in appropriate leak proof containers and/or areas which comply with all laws and all prudent practices.

        c. DISPOSAL OF WASTE. Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Lessee shall keep all such containers in a clean and sanitary condition. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage system for the disposal of anything except sanitary sewage, nor in excess of capacity. Lessee shall not cause any obstruction in the sewage disposal system.

        d. COMPLIANCE OF LAW. Notwithstanding any other provision in the Lease to the contrary, Lessee shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of Hazardous Substances (as defined below).

        e. INDEMNIFICATION FOR BREACH. Lessee shall defend, indemnify and hold Lessor, the Project and the holder of a trust deed or mortgage on the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Rider. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and be fully enforceable thereafter.

        f. INDEMNIFICATION REGARDING HAZARDOUS SUBSTANCES. In addition to the indemnity obligations contained elsewhere herein, Lessee shall indemnify, defend and hold harmless Lessor, the Premises, the Project, and the holder of a trust deed or mortgage on the Project, from and against all claims, losses, damages, monitoring costs, response costs, liabilities, and other costs expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Lessee or any of Lessee's agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, radioactive materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liability and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Lessor named herein. This indemnity shall include (i) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (ii) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (iii) the expenses, including fees of attorneys and experts, of report the existence of Hazardous Substances to an agency of the State of which the Premises is located or of the United States as required by applicable laws and regulations; and (iv) any and all expenses or obligations, including attorney's fees, incurred at, before and after any administrational proceeding, trial, appeal and review. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and shall remain fully enforceable thereafter.


    LESSOR REPRESENTS AND WARRANTS TO LESSEE THAT LESSOR HAS NO ACTUAL KNOWLEDGE OF THE EXISTENCE OF ANY HAZARDOUS ENVIRONMENTAL CONDITION AFFECTING THE PROPERTY OTHER THAN THE VAT FLOOR COVERING WHICH LESSOR HAS AGREED TO REMOVE OR AS MAY HAVE BEEN DISCLOSED BY THE PHASE 1 ENVIRONMENTAL SITE ASSESSMENT DATED MARCH 1997 PREPARED BY AGRA EARTH & ENVIRONMENTAL, INC. A COPY OF WHICH HAS BEEN PROVIDED TO LESSEE

        g. INFORMATION. Lessee shall give prior written notice to Lessor of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, and shall immediately deliver to Lessor a copy of any notice of any violation of any Law with respect to such use. Lessee shall also provide to Lessor, upon request, with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Lessor. In the event of any accident, spill or other incident involving Hazardous Substances, Lessee shall immediately report the same to Lessor and supply Lessor with all information and reports with respect to the same. All information described herein shall be provided to Lessor regardless of any claim by Lessee that it is confidential or privileged.

                                    EXHIBIT A
                                    PREMISES

                         Sketch of building floor plan.

                              RULES AND REGULATIONS




        1. Lessee shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Lessor, stand on such platforms as determined by Lessor to be necessary to properly distribute the weight, which platforms shall be provided at Lessee's expense. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators, or other devices sufficient to eliminate noise or vibration. Lessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Lessee.

        2. Lessee shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation of Lessee's business or the operation or maintenance of Lessee's equipment. Lessee shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in manner offensive or objectionable to Lessor or other occupants of the building by reason of noise, odors or vibrations, nor shall Lessee bring into or keep in or about the Premises any birds or animals.

        3. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor.

        4. Lessee shall not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice.

        5. Lessee shall entirely shut off any water faucets or other water apparatus, and electricity, gas or air outlets before Lessee and its employees leave the Premises. Lessee shall be responsible for any damage or injuries sustained by Lessor for noncompliance with this rule.

        6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

        7. Lessee shall not use the Premises for any business or activity other than that specifically provided for in Lessee's Lease.

        8. Lessee shall not install any, loudspeaker or other devices on the roof(s) or exterior walls of the Building or Project.

        9. Lessee shall not in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Lessor reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Lessee shall not cut or bore holes for wires. Lessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor. Lessee shall repair any damage resulting from noncompliance with this rule.

        10. Lessee shall store all its trash and garbage within its Premises or in other facilities provided for the Premises. Lessee shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.

        11. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging, nor shall the Premises be used for any improper, immoral or objectionable purpose.

        12. Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

        13. Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        14. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of Lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against Lessee.

        15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

        16. Lessor reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

        17. Lessee shall be responsible for the observance of all of the foregoing rules by Lessee's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT B
                                LEGAL DESCRIPTION

Lot 8, Block 6, Alderwood Manor, according to the plat recorded in Volume 9 of Plats, Page 71, records of Snohomish County, Washington.

Except the East 30 feet for road conveyed to the City of Lynnwood by deed under Auditor's File No. 2308132.

                                    EXHIBIT C

                              WORK LETTER AGREEMENT


To Lease made on this 18th day of July, 1997, between NORTHWEST REAL ESTATE-CARVER, LLC, a Washington limited liability company (the "Lessor") and GARGOYLES, INC., a Washington corporation (the "Lessee").


1. Lessee shall complete the improvements to the Premises as described and delineated in the site plan and outline specifications, attached hereto and designated "Lessee's Work". Lessee shall cause to be prepared final drawings (including architectural, mechanical, electrical and structural hereafter referred to as "Construction Drawings") for the Lessee's Work that are consistent with and are logical evolutions of the attached plans. As soon as such Construction Drawings are completed, Lessee shall deliver the same to Lessor for approval. Lessor shall promptly review and approve the Construction Drawings within two (2) days after the date of receipt thereof and shall initial two (2) copies of the Construction Drawings as indication of its approval thereof. Lessor's approval of the Construction Drawings shall constitute Lessee's authorization to complete the Lessee's Work in accordance with such Construction Drawings. If Lessee shall make any change in the Construction Drawings, Lessee shall promptly notify Lessor in writing of the change and Lessor shall have two (2) days to approve or reject the requested change.

2. Lessee's general contractor shall be subject to the approval of Lessor and such general contractor shall coordinate the construction of the Lessee's Work with Lessor. Lessee's general contractor shall maintain a liability insurance policy in the minimum amount of $2,000,000.00 and shall name Lessor and Lessee as additional insureds as their interest may appear.

3. Lessee is responsible for the suitability of the design and function of the Lessee Improvements for Lessee's needs and business. Lessee shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, "Personal Property") to be used in the Premises by Lessee, and the cost of such Personal Property shall be paid by Lessee. Lessee shall be subject to any and all rules of the site during construction of the Lessee's work.

4. Lessee hereby indemnifies and agrees to protect, defend and hold Lessor, any mortgagee, ground lessor or beneficiary of a mortgage, ground lease or deed of trust related to the Premises or the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) for any nature whatsoever, together with reasonable attorney fees for counsel of Lessor's choice, arising out of or in connection with the construction of Lessee's Work, the installation of Lessee's Personal Property or equipment (including, but not limited to, claims for breach of warranty, personal injury or property damage).

5. Lessee shall construct or cause to be constructed the Lessee's Work in accordance with the approved Construction Drawings and with each of the following requirements:

        (a) Lessee shall submit to Lessor the name of Lessee's proposed contractor, documents evidencing the financial capability of the proposed contractor, a copy of the construction contract between Lessee and its contractor, and a certificate of public liability and property damage insurance carried by Lessee's contractor and subcontractors naming Lessor as an additional insured at least fifteen (15) Business Days before the date Lessee wishes to commence construction of Lessee Improvements. The contractor's policy of insurance shall contain an endorsement providing that the insurance cannot be canceled or modified unless Lessor has received a thirty (30) day written notice in advance of such cancellation or modification. Lessee shall provide to Lessor a certificate of insurance showing the coverage required herein.

        (b) Prior to the commencement of construction, Lessee shall obtain Lessor's written approval of the proposed contractor and subcontractors, the construction contract, and the insurance carried by the proposed contractor.

        (c) Prior to the commencement of construction, Lessee shall obtain all appropriate government approvals and all applicable permits and authorizations, and shall furnish satisfactory evidence of the same to Lessor.

        (d) Lessee shall cause Lessees' general contractor and all subcontractors to provide Lessor a release of liens in connection with Lessee's Work.

        (e) All improvements shall be completed with due diligence in compliance with all applicable laws, the Construction Drawings, and the construction contract approved by Lessor by the contractor approved by Lessor.

        (f) All debris, trash, refuse and waste materials shall be stored only within the Lessee's Premises and shall be regularly removed therefrom by Lessee at its cost.

        (g) Lessee's contractors and subcontractors shall abide by the Rules and Regulations provided in this Lease.

        (h) Lessee shall supply Lessor one complete set of as-built drawings upon completion of Improvements.


6. Lessee Improvement Allowance. It is understood that the Lessee's Work will include, but not be limited to, the construction of an addition to the building increasing the size of the building area to approximately 95,886 square feet. Lessee is leasing the building in an as-is condition except that Lessor will remove the existing VAT containing asbestos.


Lessor agrees to pay Two Million, Five Hundred Sixty Thousand and No/100 Dollars ($2,560,000.00) (which amount includes Washington State sales tax) towards the construction of Lessee's Work (the "Lessee Improvement Allowance"). Lessee will pay all costs associated with Lessee's work in excess of the Lessee Improvement Allowance, if any, or at Lessee's option may require Lessor to amortize additional costs of up to $400,000 over the term of the Lease at 10-1/2% interest. If the total cost of the Lessee's Work is less than the Lessee Improvement Allowance (a"Savings"), then the monthly base rent will be reduced by an amount equal to the Savings times 10-1/2% divided by 12.

The costs associated with Lessee's Work up the amount of the Lessee Improvement Allowance will be paid by Lessor to Lessee upon receipt of appropriate Draw Requests, signed by both the architect and the contractor, together with lien waivers from the contractor related to all of Lessee's Work, conditioned only upon the payment of the contractor's payment request. Subject to Lessor's review and approval of the payment request and Lessor's satisfactory inspection of the work, Lessor will deliver to Lessee a dual payee check in the amount of the payment request, made payable to both Lessee and Lessee's contractor, consultant or vendor. Upon request for final payment to the contractor Lessee will deliver to Lessor a fully executed Certificate of Substantial Completion along with an unconditional lien waiver from Lessee's contractor.

NORTHWEST REAL ESTATE-CARVER, L.L.C.             GARGOYLES, INC.

/s/ LARRY R. BENAROYA                            /s/ DOUGLAS B. HAUFF
----------------------------------------         ------------------------------
By:  Larry R. Benaroya                           By:  Douglas B. Hauff
Its:  Manager                                    Its:  President